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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): March 15, 2007


                            INGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


             Georgia                  000-28704               88-0429044
             -------                 -----------              ----------
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)        Identification Number)

 35193 Avenue "A", Suite-C, Yucaipa, California                 92399
 ----------------------------------------------                 -----
    (Address of principal executive offices)                  (Zip Code)

                                 (800) 259-9622
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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1.01 Entry into a Material Definitive Agreement

The Board of Directors of Ingen Technologies, Inc. approved Resolutions 2007.7 and 2007.8 in a special Board meeting of March 15, 2007.

         Resolution 2007.7 approves management's agreement with sales representatives selling Secure Balance to include 10,000 shares of our restricted common stock as part of the commission for the sale of a Secure Balance system. Representatives also receive a portion of the cash commission of 14% of the purchase price paid to our Secure Balance sales contractor, Secure Health, Inc.

         Resolution 2007.8 involves company financing. The company is entering into a Securities Purchase Agreement for a total subscription amount of $450,000 that includes Stock Purchase Warrants (for 9 million common shares) and Callable Secured Convertible Notes with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC ("Buyers"). The Buyers have divided up the buyer's interest in the transaction as contained in the various agreements included therewith. Consideration (net, after reserve for legal fees) is to be paid to the company over the next 4 months, starting today, with payments of $100,000 each.

         The callable secured convertible notes (4 notes, $450,000 total loan principal; 3 year term; 6% annual interest, 15% annual "default interest") are convertible into shares of our common stock at a variable conversion price based upon the applicable percentage of the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. The shares underlying the convertible notes are subject to a registration rights agreement.

         The Buyers receive the following seven year warrants to purchase shares of our common stock, exercisable at $.06 per share: AJW Partners, LLC - 450,000 warrants; AJW Offshore, Ltd. - 7,200,000 warrants; AJW Qualified Partners, LLC - 1,080,000 warrants; and New Millennium Capital Partners II, LLC - 270,000 warrants (the "Warrants"). The Warrants are subject to registration rights.

         Proceeds shall be utilized in management's discretion for company operations.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 16, 2007           Ingen Technologies, Inc.


                                    By: /s/ Scott R. Sand
                                        -------------------------------------
                                        Scott R. Sand,
                                        Chief Executive Officer and Chairman



TABLE OF EXHIBITS
(All Exhibits and resolutions have been properly signed by the parties. Original agreements and resolutions are filed in our offices)


      EXHIBIT NO.             DESCRIPTION

         99.1 Ingen Technologies, Inc. Board of Directors Resolution 2007.7, dated March 15, 2007.

         99.2 Ingen Technologies, Inc. Board of Directors Resolution 2007.8, dated March 15, 2007.




* filed herewith




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